Exhibit 99.1

Embarq Corporation
5454 West 110th Street
Overland Park, KS 66211
NEWS RELEASE	embarq.com

Media Contact: Jennifer Love

Wireless: 913-226-3544

EMBARQ ANNOUNCES TOM GERKE AS INTERIM CEO

AND WILLIAM OWENS AS CHAIRMAN OF THE BOARD

Dan Hesse Resigns as Chairman, President and CEO

Overland Park, KS – December 18, 2007 – [NYSE:EQ] EMBARQ today announced the appointment of Tom A. Gerke, 51, a senior telecommunications executive and EMBARQ’s current general counsel, as interim chief executive officer, effective immediately. Bill Owens, EMBARQ’s lead director, has been named non-executive chairman of the board. The appointment was made after Dan Hesse resigned as chairman of the board of directors, president and chief executive officer, to become president and chief executive officer of Sprint Nextel.

Bill Owens, EMBARQ’s chairman of the board, said, “The board is confident that EMBARQ is in very capable hands with Tom as our interim chief executive officer. We will conduct an orderly process to select a permanent chief executive officer, and Tom Gerke will be a strong candidate for the position. In the interim, our talented and experienced senior management team will continue to execute well and build upon EMBARQ’s momentum. We wish Dan well and expect that EMBARQ will continue to enjoy mutually beneficial commercial relationships with Sprint Nextel.”

Bill Owens added, “Management has implemented an aggressive plan to improve efficiency and move the cost structure to the appropriate benchmarked levels. Substantial progress already has been achieved and we are confident in our ability to achieve even more progress in the future. EMBARQ has a strong balance sheet and investment grade credit ratings, and is generating substantial amounts of cash. At last week’s board meeting, the board reviewed and approved the financial and operating plan for 2008 and early next year plans to consider a prudent increase in the amount of cash being returned to shareholders. We do not anticipate that the chief executive officer transition will have any impact on this process.”

“Operationally, EMBARQ is very focused on improving customer satisfaction and reducing the rate of access line loss, and our ongoing programs have been showing positive results in recent quarters. While EMBARQ also is very focused on incremental revenue opportunities from broadening its service offerings with innovative products and services, EMBARQ’s current strategy does not contemplate large, incremental cash investments to facilitate future revenue growth,” noted Bill Owens.

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Tom Gerke, EMBARQ’s interim chief executive officer, said, “EMBARQ has made meaningful progress in a highly competitive environment, and I am committed to continuing and building on that momentum. I look forward to working with the management team and all my fellow employees to stay focused on our customers, execute our strategic plan, and build upon EMBARQ’s strong performance to date.”

In connection with Dan Hesse’s joining Sprint Nextel, EMBARQ and Sprint Nextel have reached an agreement which EMBARQ believes to be financially and strategically beneficial and in the best interests of EMBARQ’s shareholders.

Gerke has spent 13 years of his 22 year professional career in the telecommunications industry and, in January 2007, assumed responsibility for EMBARQ’s Wholesale Markets business unit, while continuing to lead the legal, regulatory and external affairs functions of EMBARQ. Before joining EMBARQ in connection with its spin-off from Sprint Nextel, he held a variety of leadership roles at Sprint Nextel, including from April 2003 to August 2005, as executive vice president and general counsel. Tom joined Sprint Nextel in 1994. In his career as an executive in the telecommunications industry, he gained broad experience spanning general management, business development and strategic alliances, in addition to his responsibilities for the legal, regulatory and external affairs functions. In addition, Tom holds a Master’s of Business Administration degree from Rockhurst University in Kansas City and a law degree from the University of Missouri in Kansas City. He serves on the Board of Trustees of Rockhurst University and as a Commissioner on the Local Investment Commission (LINC) of Kansas City.

Bill Owens is Managing Director, Chairman and CEO of AEA Holdings Asia, a private equity fund. Bill Owens has been a director of EMBARQ since its spin-off from EMBARQ and has served as its lead independent director. Bill Owens previously served as Vice Chairman, President and Chief Executive Officer of Nortel Networks Corporation and prior to that as Chairman and Chief Executive Officer of Teledesic LLC, and Vice Chairman, President and Chief Operating Officer of Science Applications International Corporation. He also served in the U.S. military from 1962 to 1996, holding various key leadership positions, including Vice Chairman of the Joint Chiefs of Staff. Bill Owens is a director of Daimler AG, Polycom, Inc. and Wipro Limited.

About EMBARQ

EMBARQ Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of common-sense communications services. The company has approximately 19,000 employees and operates in 18 states. EMBARQ is included in the S&P 500.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® — all on one monthly bill.

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For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business-Class High Speed Internet, wireless, enhanced data network services, voice and data communication equipment and managed network services.

EMBARQ believes that by focusing on the communities the company serves and by employing common sense and practical ingenuity, it is able to provide customers with a committed partner, dedicated customer service and innovative products for work and home. For more information, visit EMBARQ.com.

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access line declines, customer growth, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, and the economic and regulatory environment. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include: economic, competitive, regulatory, technological, capital market and other factors, and the risks that are described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” contained in EMBARQ’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) and in EMBARQ’s other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. EMBARQ is not obligated to publicly update or news release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

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